Exhibit 23.3
                          Independent Auditors Consent


We consent to the incorporation by reference in this Registration Statement of Boston Scientific Corporation on Form S-8 of the report of Deloitte & Touche LLP dated April 13, 1995 (August 24, 1995 as to Note G) appearing and incorporated in Boston Scientific Corporation's Annual Report on Form 10-K for the year ended December 31, 1996.


                                                DELOITTE & TOUCHE LLP
                                                April 9, 1997
                                                Minneapolis, Minnesota